Exhibit 1

Deloitte & Touche LLP
City Place
185 Asylum Street
Hartford, Connecticut 06103-3402

Tel: (860) 280 3000
Fax: (860) 280 3051
www.us.deloitte.com




October 3, 2001

Securities & Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read Item 4 of Sono-Tek Corporation's Form 8-K/A dated
September 28, 2001 and, except for the first sentence of the first paragraph, with which we have no basis on which to agree or disagree, we agree with the statments made therein.

Yours truly,

/s/ Deloitte & Touche LLP
Deloitte & Touche